UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 27, 2014

PBF LOGISTICS LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36446	35-2470286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
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One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 27, 2014, PBF Logistics GP, the general partner of PBF Logistics LP (the "Partnership"), announced the appointment of Mr. John Barone as Chief Accounting Officer on an interim basis. Mr. Barone is currently the Controller and will serve in both roles in the interim.
Mr. Barone, 56, has been the Controller since the Partnership's formation in February 2013. Mr. Barone has also served as the Controller of the Partnership's indirect parent, PBF Energy Inc. ("PBF Energy") and certain of its subsidiaries since June 2010 and was appointed the Chief Accounting Officer of PBF Energy on October 29, 2014 on an interim basis. From October 2009 to June 2010, he worked as an independent accounting consultant for various companies. Prior to October 2009, Mr. Barone held various positions within the energy and refining industries. Mr. Barone has over 30 years of accounting and finance experience and is a Certified Public Accountant in the State of New York.
There are no arrangements or understandings between Mr. Barone and any other persons pursuant to which he was selected as Chief Accounting Officer. There are no family relationships between Mr. Barone and the executive officers or directors of the Partnership's general partner and no transactions that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PBF Logistics LP
		By:	PBF Logistics GP LLC, its general partner

Date:	October 31, 2014		By:	/s/ Jeffrey Dill
Jeffrey Dill Authorized Officer